                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

    Filed by the Registrant [ ]
    Filed by a Party other than the Registrant [ ]
    Check the appropriate box:

    [ ] Preliminary Proxy Statement                       [ ] Confidential, for Use of the Commission
                                                          Only (as permitted by Rule 14a-6(e)(2))

    [X] Definitive Proxy Statement

    [ ] Definitive Additional Materials

    [ ] Soliciting Material Under Rule 14a-12

                                 EntreMed, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     [x] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

--------------------------------------------------------------------------------

     (2) Form, schedule or registration statement no.:

--------------------------------------------------------------------------------

     (3) Filing party:

--------------------------------------------------------------------------------

     (4) Date filed:

--------------------------------------------------------------------------------

[LOGO]                                                              [letterhead]



                                  May 17, 2002


Dear fellow stockholder:

Our Annual Meeting of Stockholders will be held on Thursday, June 6, 2002 at 10:00 a.m. EDT at the Gaithersburg Marriott Washingtonian Center, 9751 Washingtonian Boulevard, Gaithersburg, Maryland 20878. I look forward to meeting many of you in person and sharing with you the successes of our company.

This year, perhaps more than any other, your prompt vote is important to our company. Among other things, we are asking you approve an increase in our capital stock. This will allow us to raise necessary funds during this critical time in the development of our product candidates. In this difficult financing environment, we need the flexibility to raise funds quickly as opportunities arise, and an increase in our authorized capital will help us to do so.

In the past 10 years, we have accomplished the unimaginable. To date, we have 15 ongoing Phase I and Phase II clinical studies - and more are planned. Over 75% of our cash is spent on research and development efforts. Our goal is simple
- to develop drugs that will improve patients' lives. It is clear that we will need additional resources to accomplish this goal. Although we will continue our strategic partnering efforts, we likely will need to raise more cash through the sale of our securities. Your continued support is essential to our efforts.

On behalf of your Board, I urge you to support our proposed increase in capitalization so that we can continue to move forward. The majority vote of all of our stockholders is needed to approve this change. Your prompt reply is very important. Please vote as soon as possible by signing and returning the enclosed proxy card in the enclosed envelope, or by using the Internet as instructed in the enclosed proxy card.


Very truly yours,




John W. Holaday, Ph.D.
Chairman of the Board of Directors
and Chief Executive Officer

                                [ENTREMED LOGO]

                                 ENTREMED, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                            TO BE HELD JUNE 6, 2002

To Our Stockholders:

     Notice is hereby given that the annual meeting of the stockholders of EntreMed, Inc. (the "Company") will be held on June 6, 2002, at 10:00 a.m. local time, at the Gaithersburg Marriott Washington Center, 9751 Washingtonian Boulevard, Gaithersburg, Maryland 20878 (the "Annual Meeting"). The Annual Meeting is called for the following purposes:

          1. To elect three directors to a term of three years, or until a successor has been elected and qualified;

          2. To approve an amendment to the Company's Amended and Restated Certificate of Incorporation to increase the number of authorized shares of the Company's common stock, $.01 par value, from 35,000,000 shares to 90,000,000 shares and to increase the number of authorized shares of the Company's preferred stock, $1.00 par value, from 5,000,000 shares to 10,000,000 shares, increasing the total authorized capital stock from 40,000,000 shares to 100,000,000 shares;

          3. To approve amendments to the Company's 2001 Long-Term Incentive Plan increasing from 2,250,000 to 3,250,000 the number of shares of Common Stock reserved for issuance thereunder and changing the maximum number of shares of Common Stock subject to awards that may be awarded to any one employee from 250,000 shares during any one calendar year to 750,000 shares during any three consecutive calendar years;

          4. To ratify the appointment of Ernst & Young LLP as the independent auditors of the Company; and

          5. To consider and take action upon such other matters as may properly come before the Annual Meeting or any postponement or adjournment thereof.

     The Board of Directors has fixed April 26, 2002 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting. Only stockholders of record at the close of business on that date will be entitled to notice of, and to vote at, the Annual Meeting.

     You are cordially invited to attend the Annual Meeting. Whether or not you expect to attend, you are respectfully requested by the Board of Directors to sign, date and return the enclosed proxy promptly. Stockholders who execute proxies retain the right to revoke them at any time prior to the voting thereof. A return envelope, which requires no postage, if mailed in the United States is enclosed for your convenience.

                                          By Order of the Board of Directors,

                                          John W. Holaday, Ph.D.
                                          Chairman and Chief Executive Officer

May 17, 2002

                       COMMON QUESTIONS REGARDING PROXIES

Q:  WHY AM I RECEIVING THIS PROXY STATEMENT AND PROXY CARD?

A: You are receiving a Proxy Statement and proxy card from us because you own shares of Common Stock of the Company. This Proxy Statement describes issues on which we would like you, as a stockholder, to vote. It also gives you information on these issues so that you can make an informed decision.

     When you sign the proxy card, you appoint John W. Holaday Ph.D. and James
D. Johnson Ph.D. as your representatives at the meeting. Dr. Holaday and Dr. Johnson will vote your shares at the meeting as you have instructed them on the proxy card. This way, your shares will be voted whether or not you attend the Annual Meeting. Even if you plan to attend the meeting, it is a good idea to complete, sign and return your proxy card in advance of the meeting just in case your plans change. You can always decide to vote in person.

Q:  WHAT IS THE RECORD DATE?

A: The record date is set for April 26, 2002. Only holders of Common Stock of record as of the close of business on this date will be entitled to vote at the Annual Meeting.

Q:  HOW MANY SHARES ARE OUTSTANDING?

A: As of the record date, the Company had 21,922,860 shares of Common Stock outstanding.

Q:  WHAT AM I VOTING ON?

A: You are being asked to vote on the election of three directors to the terms described in the Proxy Statement, the approval of an amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of our capital stock, the approval of amendments to the Company's 2001 Long-Term Incentive Plan and the ratification of Ernst & Young LLP as the independent auditors of the Company.

Q:  WHAT IS THE NATURE OF THE AMENDMENT TO THE CERTIFICATE OF INCORPORATION?

A: We are asking you to approve an amendment to the Company's Amended and Restated Certificate of Incorporation that would increase the number of shares of Common Stock that the Company is authorized to issue from 35,000,000 shares to 90,000,000 shares and increase the number of shares of Preferred Stock that the Company is authorized to issue from 5,000,000 shares to 10,000,000 shares. If approved by the Company's stockholders, the amendment will increase the Company's total authorized capital stock from 40,000,000 shares to 100,000,000 shares.

Q:  HOW DO I VOTE?

A: You may either vote by mail or in person at the Annual Meeting. To vote by mail, please sign your proxy card and mail it in the enclosed, prepaid and addressed envelope. If you mark your voting instructions on the proxy card, your shares will be voted in accordance with your instructions. If you return a signed card but do not provide voting instructions, your shares will be voted based on the recommendations of the Board of Directors. We will pass out written ballots to anyone who wants to vote at the Annual Meeting. If you hold your shares through a brokerage account and do not have a physical shares certificate, you must request a legal proxy from your stockbroker in order to vote at the Annual Meeting.

Q:  WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE PROXY CARD?

A: It means that you have multiple accounts at the transfer agent and/or with stockbrokers. Please sign and return all proxy cards to ensure that all your shares are voted.

Q:  HOW MANY VOTES DO YOU NEED TO HOLD THE MEETING?

A: A majority of the Company's outstanding shares of Common Stock as of the record date must be present at the meeting in order to hold the Annual Meeting and conduct business. This is called a quorum.

Q:  WHAT IF I ABSTAIN FROM VOTING?

A: Abstentions with respect to a proposal are counted for purposes of establishing a quorum. If a quorum is present, abstentions have no effect on the outcome of the vote for directors, but will count as a vote against the proposed amendment to the Certificate of Incorporation, the changes to the 2001 Long-Term Incentive Plan and selection of the Company's independent auditors.

Q:  HOW MANY VOTES MUST THE NOMINEES HAVE TO BE ELECTED?

A: In order for a director to be elected, the affirmative vote of a plurality of the shares voted must occur. If a proxy card does not indicate whether the stockholder is voting for or against an item, the vote is not counted in determining whether the matter has been approved once a quorum has been established.

Q:  HOW ARE VOTES COUNTED?

A: Voting results will be tabulated and certified by our transfer agent, American Stock Transfer & Trust Company.

Q:  WHERE CAN I FIND THE VOTING RESULTS OF THE ANNUAL MEETING?

A: We will announce the voting results at the Annual Meeting. We will also publish the results in our quarterly report on Form 10-Q for the second quarter of 2002. We will file that report with the Securities and Exchange Commission ("SEC"), and you can get a copy by:

     - contacting EntreMed corporate offices via phone (240) 864-2600; or email at christopherc@entremed.com; or

     - through the SEC's EDGAR system at www.sec.gov or by contacting the SEC's public reference room.

                                 ENTREMED, INC.
                           9640 MEDICAL CENTER DRIVE
                           ROCKVILLE, MARYLAND 20850
                                 (240) 864-2600

                                PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 6, 2002

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of EntreMed, Inc., a Delaware corporation (the "Company"), the principal executive offices of which are located at 9640 Medical Center Drive, Rockville, Maryland 20850, for the Annual Meeting of Stockholders to be held at the Gaithersburg Marriott Washington Center, 9751 Washingtonian Boulevard, Gaithersburg, Maryland 20878 on June 6, 2002, at 10:00 a.m. (local time) and for any postponement or adjournment thereof (the "Annual Meeting"), for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. Any stockholder giving such a proxy has the power to revoke it at any time before it is voted. Written notice of such revocation should be forwarded directly to the Secretary of the Company at the above stated address. Attendance at the Annual Meeting will not have the effect of revoking the proxy unless such written notice is given or the stockholder votes by ballot at the Annual Meeting.

     If the enclosed proxy is properly executed and returned, the shares represented thereby will be voted in accordance with the directions thereon and otherwise in accordance with the judgment of the persons designated as proxies. Any proxy on which no direction is specified will be voted in favor of the actions described in this Proxy Statement, including the election of the director nominees set forth under the caption "Election of Directors", the approval of the amendment to the Company's Amended and Restated Certificate of Incorporation, the approval of the amendments to the 2001 Long-Term Incentive Plan (the "2001 Plan"), and the ratification of the appointment of Ernst & Young LLP as the independent auditors of the Company.

     The approximate date on which this Proxy Statement and the accompanying form of proxy will first be mailed or given to the Company's stockholders is May 17, 2002.

     Your vote is important. Accordingly, we urge you to sign and return the accompanying proxy card whether or not you plan to attend the Annual Meeting. If you do attend, you may vote by ballot at the Annual Meeting, thereby canceling any proxy previously given.

                               VOTING SECURITIES

     Holders of record of shares of the Company's Common Stock, par value $.01 per share (the "Shares"), as of the close of business on April 26, 2002 (the "Record Date"), are entitled to notice of and to vote at the Annual Meeting on all matters. On the Record Date, the Company had 21,922,860 Shares outstanding. Each outstanding Share is entitled to one vote upon all matters to be acted upon at the Annual Meeting. A majority of the outstanding Shares entitled to vote on any matter and represented at the Annual Meeting, in person or by proxy, shall constitute a quorum.

     Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Assuming a quorum is present, the affirmative vote of a plurality of the Shares cast in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors is required to elect the director nominees. Abstentions and broker non-votes will not affect the outcome of the election of directors. The affirmative vote of a majority of the Shares outstanding and entitled to vote on the matter is necessary to approve the amendments to the Company's Amended and Restated Certificate of Incorporation. Therefore, abstentions and broker non-votes will have the same effect as a vote "against" this proposal. The affirmative vote of a majority of the Shares cast in person or represented by proxy at the Annual Meeting and entitled to vote on the matter, is necessary to approve the amendments to the 2001 Plan and to ratify the appointment of Ernst & Young LLP as the independent auditors of the Company. Thus, an abstention from voting on either of these proposals will have the same legal effect as a vote "against" the proposal, even though the stockholder may interpret such action differently. Broker non-votes will not be counted for any purpose in determining whether these two proposals have been approved and will not affect the outcome of the vote on these proposals.

     The Company is not currently aware of any matters that will be brought before the Annual Meeting (other than procedural matters) that are not referred to in the enclosed Notice of Annual Meeting.

        SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL HOLDERS

     The following table sets forth, as of April 23, 2002 (except as otherwise footnoted below), certain information concerning stock ownership of all persons known by us to own beneficially more than 5% of our Common Stock, $.01 par value per share, as well as each director or director nominee, each executive officer named under "Executive Compensation and Other Matters" and all of our directors and executive officers as a group.

                                                               AMOUNT AND NATURE OF        PERCENTAGE
                NAME OF BENEFICIAL OWNER(1)                   BENEFICIAL OWNERSHIP(1)       OF CLASS
                ---------------------------                   -----------------------      ----------
John W. Holaday, Ph.D. .....................................         1,730,751(2)              7.6%
Edward R. Gubish, Ph.D. ....................................           410,251(3)              1.8%
Joanna C. Horobin, M.D. ....................................           115,000(4)                *
Donald S. Brooks............................................           251,001(5)              1.1%
James D. Johnson Ph.D., J.D. ...............................           111,750(6)                *
Peter S. Knight.............................................            55,000(7)                *
Jerry Finkelstein...........................................           135,000(8)                *
Jennie C. Hunter-Cevera, Ph.D. .............................            25,000(9)                *
Mark C. M. Randall..........................................           133,001(10)               *
Wendell M. Starke...........................................           886,461(11)             4.0%
Thomas P. Russo.............................................            32,500(12)               *
All executive officers and directors as a group (11
  persons)..................................................         3,885,715(13)            15.9%
More Than 5% Beneficial Owner...............................         1,223,852                 5.6%
FMR Corp. and affiliated entities(14)
  82 Devonshire Street
  Boston, MA 02109

---------------
  *  Less than 1%

 (1) Beneficial ownership is defined in accordance with the rules of the Securities and Exchange Commission ("SEC") and generally means the power to vote and/or to dispose of the securities regardless of any economic interest therein.

 (2) Includes 922,319 shares issuable upon exercise of options and warrants which are exercisable within 60 days and 126,666 shares held by a limited partnership of which Dr. Holaday is the general partner. Does not include 234,750 shares issuable upon exercise of options not exercisable within 60 days.

 (3) Includes 399,251 shares issuable upon exercise of options that are exercisable within 60 days. Does not include 232,750 shares issuable upon exercise of options not exercisable within 60 days.

 (4) Includes 113,000 shares issuable upon exercise of options that are exercisable within 60 days. Does not include 500 shares issuable upon exercise of options not exercisable within 60 days.

 (5) Includes 251,001 shares issuable upon exercise of options that are exercisable within 60 days.

 (6) Includes 111,750 shares issuable upon exercise of options that are exercisable within 60 days. Does not include 145,000 shares issuable upon exercise of options not exercisable with 60 days.

 (7) Includes 55,000 shares issuable upon exercise of options that are exercisable within 60 days.

 (8) Includes 111,000 shares issuable upon exercise of options and warrants that are exercisable within 60 days.

 (9) Includes 25,000 shares issuable upon exercise of options which are exercisable within 60 days.

(10) Includes 133,001 shares issuable upon exercise of options and warrants that are exercisable within 60 days.

(11) Includes 363,873 shares issuable upon exercise of options and warrants which are exercisable within 60 days and 21,819 shares held by a limited partnership of which Mr. Starke is the general partner. Does not include 12,500 shares issuable upon exercise of options not exercisable within 60 days. Does not include 39,474 shares owned by various family members of Mr. Starke, as to which Mr. Starke disclaims beneficial ownership.

(12) Includes 32,500 shares issuable upon exercise of options that are exercisable within 60 days.

(13) Includes 2,518,195 shares issuable upon exercise of options and warrants that are exercisable within 60 days. Does not include 625,000 shares issuable upon exercise of options not exercisable within 60 days.

(14) This information is based on a Schedule 13G filed with the SEC by FMR Corp. on February 14, 2002. FMR Corp. reported that (a) it (directly or indirectly) has sole dispositive power over all of these shares, (b) it does not have sole voting power or shared voting power with respect to these shares, (c) the Fidelity Growth Company Fund holds all of the shares of common stock beneficially owned by FMR Corp. and (d) members of the family of Edward C. Johnson 3rd may be deemed to form a controlling group with respect to FMR Corp.

                                   PROPOSAL 1

                             ELECTION OF DIRECTORS

     The Company's Board of Directors is divided into three classes, as nearly equal in number as reasonably possible, with terms currently expiring at the Annual Meeting, the annual meeting of stockholders to be held in 2003 and the annual meeting of stockholders to be held in 2004. At the Annual Meeting, three directors will be elected by the stockholders to serve a three-year term. Management recommends that the persons named below be elected as directors of the Company, and it is intended that the accompanying proxy will be voted for the election as directors of the three persons named below, unless the proxy contains contrary instructions. The Company has no reason to believe that any of the nominees will not be a candidate or will be unable to serve. However, in the event that any of the nominees should become unable or unwilling to serve as a director, the persons named in the proxy have advised that they will vote (unless authority has been withdrawn) for the election of such person or persons as shall be designated by management.

     Each of the three nominees currently serve as directors of the Company. All nominees have consented to being named in this Proxy Statement and to serve if elected.

     The following sets forth the names and ages as of April 23, 2002 of the three nominees for election to the Board of Directors, as well as the directors whose terms will continue, their respective positions and offices with the Company, the period during which each has served as a director of the Company and their principal occupations or employment during the past five years.

NAME                                  AGE                 POSITION                 DIRECTOR SINCE
----                                  ---   ------------------------------------   --------------
John W. Holaday, Ph.D. .............  56    Chairman of the Board of Directors          1992
                                            and Chief Executive Officer
Wendell M. Starke...................  60    Vice Chairman of the Board of               1994
                                            Directors
Jerry Finkelstein(1)(2).............  86    Director                                    1998
Mark C. M. Randall(1)(4)............  39    Director                                    1996
Donald S. Brooks....................  66    Director                                    1996
Peter S. Knight(2)(3)...............  51    Director                                    2000
Jennie C. Hunter-Cevera.............  54    Director                                    2001

---------------
(1) Member of Audit Committee

(2) Member of Compensation Committee

(3) Chairman of Audit Committee

(4) Chairman of Compensation Committee

NOMINEES FOR TERMS EXPIRING 2005

     JERRY FINKELSTEIN has been a director of the Company since April 1998. Mr. Finkelstein has been a senior advisor to Apollo Advisors, L.P., a fund manager, since March 1994, and the Chairman of the Board of News Communications, Inc., a consortium of 23 publications, since August 1993. Mr. Finkelstein is the former publisher of the New York Law Journal, a daily legal newspaper. He has been a member of the Boards of Rockefeller Center, Chicago Milwaukee Corporation, Chicago Milwaukee Railroad Corporation, Bank of North America, Struthers Wells Corporation, The Hill, and PATH Railroad. Mr. Finkelstein has also held the following positions: member of Task Force Committee on the sale of the World Trade Center; Chairman of the New York City Planning Commission, and Commissioner of the Port Authority of New York and New Jersey, as well as numerous civic, social and political appointments.

     MARK C. M. RANDALL has been a director of the Company since April 1996. Since 1985, Mr. Randall has been associated with Sarasin International Securities Limited, London, England, a wholly-owned subsidiary of Bank Sarasin & Cie, a private bank based in Switzerland, of which he has been a Director since 1994 and Managing Director since 1999. Mr. Randall also serves as Chairman of Acorn Alternative Strategies (Overseas) Ltd., an investment fund company.

     JENNIE C. HUNTER-CEVERA has been a director of the Company since June 2001. Dr. Hunter-Cevera is the President of the University of Maryland Biotechnology Institute. Prior to joining the University of Maryland in October of 1999, Dr. Hunter-Cevera had been the head of the Center for Environmental Biotechnology at Lawrence Berkeley National Laboratory between November 1994 and September 1999. Dr. Hunter-Cevera is Past-President of SIM and USFCC and is an active member of ASM and ACS. She served as Senior Editor for JIM for 10 years and has served as a reviewer for proposals in metabolic biochemistry and bioremediation for NSF and DOE. She was a member of the Secretary of Agriculture Glickman's Genetic Resources Advisory Board, President Clinton's Council on Biotechnology for the State Department, USA representative to the OECD on Biological Resource Centers and serves on the Advisory Board for the Leadership Alliance for Biodiversity. She has given over 40 invited lectures, seven keynote lectures, and is the author of several papers and holder of two patents. Dr. Hunter-Cevera was elected to the American Academy of Microbiology in 1995, the recipient of the 1996 SIM Charles Porter Award, elected as a SIM Fellow in 1997 and the 1999 Nath Lecturer at West Virginia University. She is member of the State Department's Council on Biotechnology.

CONTINUING DIRECTORS FOR TERMS EXPIRING 2004

     DONALD S. BROOKS has been one of EntreMed's directors since April 1996 and was Vice President, Legal Affairs from 1998 until August 2001. Between 1993 and 1998, Mr. Brooks was a practicing attorney with the law firm of Carella Byrne Bain Gilfillan Cecchi Stewart and Olstein, Roseland, New Jersey, which represents the Company on certain matters. Mr. Brooks continues to be of counsel to the firm. Prior thereto, Mr. Brooks was employed by Merck and Co., Inc. for 27 years, most recently, from 1986 to 1993, as Senior Counsel. From 1980 to 1985, Mr. Brooks served as a U.S. employer delegate to the Chemical Industries Committee, International Labor Organization in Geneva, Switzerland.

     PETER S. KNIGHT has been a Director of the Company since June 2000 and is a Managing Director of MetWest Financial, a Los Angeles based financial services company. Mr. Knight was a principal in Sage Venture Partners, a telecommunications investment firm and had been a partner in the law firm of Wunder, Knight, Forscey & DeVierno from 1991 to 1999. In 1996, at the request of President Clinton, Mr. Knight took a leave of absence from his firm to serve as the National Campaign Manager for Clinton/Gore '96. Prior to his partnership with the firm, Mr. Knight was the General Counsel and Secretary of the Medicis Pharmaceutical Corporation. In addition to the EntreMed Board of Directors, Mr. Knight serves on the Board of Directors of Whitman Education Group, providers of postsecondary education, and Medicis Pharmaceutical Corporation, a pharmaceutical company specializing in dermatology. Mr. Knight also serves on the board of the Schroeder Family of Mutual Funds. He serves on the Board of Directors for the former Vice President's Residence Foundation, and the Board of Directors of the Center for National Policy. He holds a Juris Doctor degree from the Georgetown University Law Center and a Bachelor of Arts degree from Cornell University.

CONTINUING DIRECTORS FOR TERMS EXPIRING 2003

     DR. JOHN W. HOLADAY is the founder of EntreMed, Inc. and has served as its President and Chief Executive Officer and a director since August 1992, and its Chairman of the Board since November 1995. Prior thereto, from May 1989 to August 1992, he was a co-founder of Medicis Pharmaceutical Corp., where he served as Vice President for Research and Development and Member of the Board of Directors. Dr. Holaday also serves as Chairman of MaxCyte, Inc., a subsidiary of EntreMed. In addition, he is on the Board of Directors of CytImmune Sciences and LabBook, which are privately held biotechnology companies. Dr. Holaday was commissioned into the U.S. Army in 1966 and subsequently served as the Neuropathology Branch Chief at the Walter Reed Army Institute of Research, where he served for 21 years as an officer and civilian. Dr. Holaday's academic appointments include Visiting Associate Professor of Anesthesiology and Critical Care Medicine at The Johns Hopkins University School of Medicine and Adjunct Professor of Psychiatry at the Uniformed Services University of the Health Sciences. Dr. Holaday was elected as the Chairman of the Maryland Bioscience Alliance in April of 2000, and is a member of the American Society for Pharmacology and Experimental Therapeutics, the Society for Critical Care Medicine (Fellow, 1989) and Sigma Xi. He holds more than 30 U.S. and foreign patents and has published more than 200 scientific articles and edited five books.

     WENDELL M. STARKE has been Vice Chairman of the Board of Directors since June 1998 and a director of the Company since April 1994. Mr. Starke is a Chartered Financial Analyst and a Chartered Investment Counselor. Mr. Starke was President and Chief Investment Officer of INVESCO Capital Management, Inc. from 1979 to 1991. From 1992 to 1999, he served as Chairman of INVESCO, Inc., the parent company of INVESCO Capital Management and other INVESCO money management subsidiaries in the United States. Mr. Starke retired from INVESCO in June 1999.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINATED DIRECTORS, AND SIGNED PROXIES THAT ARE RETURNED WILL BE SO VOTED UNLESS OTHERWISE INSTRUCTED ON THE PROXY CARD.

BOARD AND COMMITTEE MEETINGS

     The Board of Directors of the Company held five meetings during the fiscal year ended December 31, 2001 ("fiscal 2001"). Each of the directors attended at least 75% of the aggregate of the total number of meetings of the Board of Directors and all committees of the Board on which he or she served (during the period during which he or she served) that were held during fiscal 2001.

     The Board of Directors has two standing committees. These are the Audit Committee and the Compensation Committee.

     The Audit Committee reviews, with the Company's independent auditors, the scope and timing of their audit services and any other services they are asked to perform, their report on the Company's financial statements following completion of their audit and the Company's policies and procedures with respect to internal accounting and financial controls. In addition, the Audit Committee makes annual recommendations to the Board of Directors for the appointment of independent public auditors for the ensuing year. The Board of Directors has adopted a written charter for the Audit Committee. All members of the Audit Committee are independent as defined by Rule 4200(a)(14) of the National Association of Securities' Dealers listing standards. During 2001, the Audit Committee consisted of three directors, Messrs. Finkelstein, Knight, and Randall. The Audit Committee met one time during fiscal 2001.

     The Compensation Committee reviews and recommends to the Board of Directors the compensation and benefits of all officers of the Company, reviews general policy matters relating to compensation and benefits of employees of the Company and administers the Company's stock option plans. During 2001, the Compensation Committee consisted of three directors, Messrs. Finkelstein, Knight, and Randall. The Compensation Committee met one time during fiscal 2001.

COMPENSATION OF DIRECTORS

     During 2001, each director of the Company received automatic grants of non-qualified stock options as follows: upon joining the Board of Directors, each new director was granted an option to purchase 15,000 shares of Common Stock; for services of Vice Chairman of the Board, the Vice Chairman was granted an option to purchase 15,000 shares in addition to any options received in his capacity as a director; and upon re-election to the Board to a three-year term, each director was granted an option to purchase 30,000 shares. The Company's directors were reimbursed for expenses actually incurred in connection with attending meetings.

     As approved by the Board of Directors effective April 2002, each director of the Company in the future will receive automatic grants of non-qualified stock options as follows: upon joining the Board of Directors, each new director will be granted an option to purchase 15,000 shares of Common Stock; for services of Vice Chairman of the Board, the Vice Chairman is granted an option to purchase 15,000 shares in addition to any options received in his capacity as a director; each director whose term in office continues or who is re-elected to the Board (including directors who are employees of the Company) beginning at the annual meeting of stockholders in 2002 will be granted a stock option covering 20,000 shares on a date to be determined by the Board of Directors. All directors continue to be reimbursed for expenses actually incurred in connection with attending such meetings. The Company's Vice-Chairman, Mr. Wendell Starke also received $100,000 for services in 2001 and is eligible to participate in our 2001 Long-Term Incentive Plan. Following Mr. Brook's retirement as our vice president of Legal Affairs as of August 2001, Mr. Brooks serves as our consultant. He received $58,000 for these services in 2001.

                                   PROPOSAL 2

              PROPOSAL TO AMEND THE COMPANY'S AMENDED AND RESTATED
             CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK AND PREFERRED STOCK

     The Board of Directors believes that it would be in the best interest of the Company and its stockholders to amend the Company's Certificate of Incorporation to increase the number of shares of Common Stock that the Company may issue from the 35,000,000 shares presently authorized to 90,000,000 shares and to increase the number of shares of Preferred Stock that the Company may issue from the 5,000,000 shares presently authorized to 10,000,000 shares, increasing the total authorized capital stock of the Company from 40,000,000 shares to 100,000,000 shares. We also plan to restate our Certificate of Incorporation to eliminate unnecessary references to a series of preferred stock that was eliminated upon completion of our initial public offering and to consolidate other amendments to our Certificate of Incorporation into a single document.

     On April 26, 2002, there were 21,922,860 shares of Common Stock and no shares of Preferred Stock issued and outstanding. In addition, approximately 8,250,000 shares of Common Stock have been reserved for issuance upon the conversion of outstanding warrants and pursuant to issuance under the Company's 1992

Stock Incentive Plan, 1996 Stock Incentive Plan, 1999 Long-Term Incentive Plan and 2001 Long-Term Incentive Plan.

     Under the terms of our Amended and Restated Certificate of Incorporation, the Board of Directors is authorized to issue shares of Common Stock and Preferred Stock to such persons and for such consideration as it may determine without further action by the stockholders, except as stockholder action may be required by law, contractual arrangement or the rules of the NASD. The issuance of the additional shares of Common Stock and Preferred Stock that would be authorized by the proposed amendment also would be determined by the Board of Directors in its discretion. The terms of any Preferred Stock to be issued, including dividend rates, conversion prices, voting rights, redemption provisions and similar matters, will be determined by the Board of Directors at the time such Preferred Stock is issued, without further stockholder approval.

     The purpose of increasing the number of authorized shares of Common Stock and Preferred Stock is to provide additional shares that could be used for proper corporate purposes, including and without limitation: convertible debt financings, equity financings, acquisitions of other businesses or properties, strategic collaborations, employee equity incentives and the facilitation of future stock dividends and stock splits. Any such issuances could be used to discourage, or have the effect of discouraging, an attempt to acquire control of the Company, whether or not such a change in control transaction was favored by the majority of the stockholders, and could enhance the ability of officers and directors to retain their positions. For example, Preferred Stock could be issued to persons, firms or entities known to be friendly to management. The additional Preferred Stock could also be issued in conjunction with a stockholder rights plan that would, upon the acquisition of a certain percentage of the Company's voting stock by an unaffiliated person or group, grant certain stockholders Preferred Stock with super-majority voting provisions or give certain stockholders the right to acquire additional shares of Common Stock at a below-market price. However, the Board of Directors is not presently contemplating any transaction that would result in the Company issuing additional shares of Common Stock or Preferred Stock.

     Although the Board of Directors could authorize the issuance of additional shares based on its judgment as to the best interest of the Company and its stockholders, without further stockholder approval, the issuance of additional shares may decrease the proportionate holdings of existing stockholders and could have the effect of diluting the voting power per share thereby, depending on the price of issuance, dilute the value of existing stockholders' shares.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE AMENDMENT TO THE CERTIFICATE OF INCORPORATION, AND SIGNED PROXIES THAT ARE RETURNED WILL BE SO VOTED UNLESS OTHERWISE INSTRUCTED ON THE PROXY CARD.

                                   PROPOSAL 3

           APPROVAL OF ADDITIONAL SHARES FOR ISSUANCE AND INCREASE IN NUMBER OF SHARES THAT MAY BE GRANTED ANNUALLY TO AN INDIVIDUAL UNDER THE COMPANY'S 2001 LONG-TERM INCENTIVE PLAN, AS AMENDED

GENERAL

     The Board has approved an amendment to the 2001 Plan, subject to stockholder approval, to increase the aggregate number of shares authorized for issuance under the 2001 Plan from a total of 2,250,000 shares to 3,250,000 shares.

     The Board has also approved an amendment to the Plan to revise the maximum number of shares of Common Stock subject to Awards that may be granted to any one individual from 250,000 Shares during any one calendar year to 750,000 Shares during any three consecutive calendar years, beginning in calendar year 2002. The amendment will therefore not change the aggregate number of shares of Common Stock subject to Awards that may be granted to any one individual over any three-year period, but will permit flexibility in the plan so that Participants may be granted a greater number of Shares subject to Awards in some years than in others.

     The Board adopted the amendment to increase the number of shares authorized for issuance under the 2001 Plan and the amendment to increase the number of shares that may be granted to any one individual annually to ensure that the Company can continue to grant stock-based awards to directors and employees of and consultants to the Company at levels determined appropriate by the Board and a committee or committees appointed by the Board to administer the 2001 Plan. Management and the Board believe that the use of stock-based compensation is important to the Company to recruit and retain qualified persons.

DESCRIPTION OF THE 2001 PLAN

     The following summary of the material features of the 2001 Plan, as proposed to be amended, is qualified in its entirety by reference to the full text of the 2001 Plan, a copy of which is available by writing the Company, Investor Relations, EntreMed, Inc., 9640 Medical Center Drive, Rockville, Maryland 20850. Unless otherwise specified, capitalized terms used herein have the meanings assigned to them in the 2001 Plan.

     ELIGIBILITY

     The 2001 Plan authorizes the grant of stock options (including incentive stock options and nonqualified stock options), stock appreciation rights, restricted or unrestricted stock awards, phantom stock, performance awards, or any combination of the foregoing to all persons who are at the time of the grant of an award employees (including persons who may become employees), officers, directors, or consultants of the Company, or of any Affiliate of the Company, as may be selected from time to time. Only employees of the Company, or of any Parent or Subsidiary of the Company, are eligible to receive grants of incentive stock options. As of March 31, 2002, the number of employees, officers and directors of the Company eligible to receive grants under the 2001 Plan was approximately 125 persons. The number of consultants to the Company eligible to receive grants under the 2001 Plan is not determinable.

     ADMINISTRATION

     The 2001 Plan is administered by the Board of Directors or by a committee or committees appointed by the Board (all of which will hereinafter be referred to as the "Administrator"). The Administrator has all the powers vested in it by the terms of the 2001 Plan, including the authority to determine eligibility, to grant awards, prescribe Grant Agreements evidencing such awards, establish programs for granting awards, whether a stock option shall be an incentive stock option or a nonqualified stock option, any exceptions to nontransferability, any Performance Goals applicable to awards, the period during which Awards may be exercised, and the period during which awards shall be subject to restrictions, and otherwise administer the 2001 Plan. In making these determinations, the Administrator may take into account the nature of the services rendered or to be rendered by the award recipients, their present and potential contributions to the success of the Company and its Affiliates, and such other factors as the Administrator in its discretion shall deem relevant. The Administrator may delegate to the Chief Executive Officer of the Company the power to administer the 2001 Plan and to exercise the full authority of the Administrator with respect to awards granted to specified Participants or groups of Participants.

     SHARES AVAILABLE FOR THE PLAN

     If the stockholders approve the increase in the aggregate number of Shares authorized for issuance under the 2001 Plan, a maximum of 3,250,000 Shares will be available for grants and awards, an increase of 1,000,000 shares.

     At April 23, 2002, 730,715 Shares (excluding any Shares that might in the future be returned to the 2001 Plan as a result of cancellations or expiration of options) remained available for future grant under the 2001 Plan.

     If an award expires or terminates unexercised or is forfeited, or if any Shares are surrendered to the Company in connection with an award, the Shares subject to such award and the surrendered Shares will become available for further awards under the 2001 Plan. The number of Shares subject to the 2001 Plan (and the number of Shares and terms of any award) may be adjusted by the Administrator in the event of any change in the outstanding Common Stock by reason of any stock dividend, spin-off, split-up, reverse stock split, recapitalization, reclassification, merger, consolidation, liquidation, business combination or exchange of Shares and the like.

     If the stockholders approve the revision to the maximum number of Shares that may be covered by awards of any combination to an individual during a particular time period under the 2001 Plan, a maximum of 750,000 such Shares may be granted to an individual during any three consecutive calendar years after the date of the amendment.

     STOCK OPTIONS

     The 2001 Plan authorizes the grant of incentive stock options and nonqualified stock options. Incentive stock options are stock options that satisfy the requirements of Section 422 of the Code. Nonqualified stock options are stock options that do not satisfy the requirements of Section 422 of the Code. Options granted under the 2001 Plan would entitle the grantee, upon exercise, to purchase a specified number of Shares from the Company at a specified exercise price per Share. The period of time during which an option may be exercised, as well as any vesting schedule, is determined by the Administrator, except that no option may be exercised more than 10 years after the date of grant. Additionally, the exercise price per Share and manner of payment for Shares purchased pursuant to options are determined by the Administrator and, in the case of nonqualified stock options, options must have an exercise price at least equal to the par value of the Common Stock.

     Incentive stock options must comply with Section 422 of the Code. Incentive stock options, thus, must have an exercise price at least equal to Fair Market Value on the date of grant. Additionally, no incentive stock option may be granted under the 2001 Plan to any person who, at the time of the grant, owns (or is deemed to own) stock possessing more than 10% of the total combined voting power of the Company or any affiliate of the Company, unless the option's exercise price is at least 110% of the Fair Market Value of the stock subject to the option on the date of grant, and the term of the option does not exceed five years from the date of grant. For incentive stock options granted under the 2001 Plan, the aggregate Fair Market Value, determined at the time of the grant, of the shares of Common Stock with respect to which such options are exercisable for the first time by an optionee during any calendar year (under all such plans of the Company and its affiliates) may not exceed $100,000.

     OTHER AWARDS

     In addition to stock options, the 2001 Plan authorizes the grant of stock appreciation rights, stock awards, phantom stock and performance awards. The Company has not issued any such awards and does not currently expect to issue them under the 2001 Plan.

     Subject to the terms of a particular grant, the exercise of a stock appreciation right under the 2001 Plan would entitle the grantee to receive in cash, Common Stock, or a combination thereof, as specified in the Grant Agreement, the excess of the Fair Market Value of a specified number of Shares on the date of exercise over the base price per Share specified in the Grant Agreement. The 2001 Plan also authorizes the grant of restricted and unrestricted stock awards on terms and conditions, which terms and conditions may condition the vesting or payment of such awards on the achievement of one or more Performance Goals (as described below) established by the Administrator.

     In addition, the 2001 Plan authorizes the grant of phantom stock in the form of awards denominated in stock-equivalent units on terms and conditions, which terms and conditions may condition the vesting or payment of such awards on the achievement of one or more Performance Goals (as described below), established by the Administrator. An award of phantom stock may be settled in cash, Common Stock, or a combination thereof, as specified in the Grant Agreement.

     Finally, the 2001 Plan authorizes the grant of performance awards, which become payable upon attainment of one or more Performance Goals established by the Administrator. Performance awards may be paid in cash, Common Stock, or a combination thereof, as specified in the Grant Agreement.

     PERFORMANCE GOALS

     In its discretion, the Administrator may condition the grant, vesting or payment of awards under the Plan on the attainment of Performance Goals. The term "Performance Goals" means performance goals established by the Administrator which may be based on one or more business criteria selected by the Administrator that apply to an individual or group of individuals, a business unit, or the Company and/or one or more of its Affiliates either separately or together, over such performance period as the Administrator may designate, including, but not limited to, business criteria based on operating income, earnings or earnings growth, sales, return on assets, equity or investment, regulatory compliance, satisfactory internal or external audits, improvement of financial ratings, achievement of balance sheet or income statement objectives, or any other objective goals established by the Administrator, and may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated.

     TRANSFERABILITY

     Except as otherwise determined by the Administrator or provided in a Grant Agreement, awards granted under the 2001 Plan are not transferable except by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined in Code Section 414(p). Unless otherwise determined by the Administrator, awards may be exercised only by the grantee or by permitted transferees during the lifetime of the grantee or, in the event of legal disability, by the grantee's guardian or legal representative.

     AMENDMENT AND TERMINATION

     The Board of Directors may amend, alter or terminate the 2001 Plan, or any portion thereof, at any time. No award may be granted under the 2001 Plan after the close of business on May 14, 2011. Subject to other applicable provisions of the Plan, all awards made under the 2001 Plan prior to the termination of the 2001 Plan will remain in effect until those awards have been satisfied or terminated.

SUMMARY OF CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     GENERAL

     The following discussion briefly summarizes certain federal income tax aspects of stock options, stock appreciation rights, stock awards, phantom stock, and performance awards granted under the 2001 Plan. The rules governing the tax treatment of awards and the receipt of Shares and/or cash in connection with such awards are quite technical, so the following description of tax consequences is necessarily general in nature and does not purport to be complete. Moreover, statutory provisions are subject to change, as are their interpretations, and their application may vary in individual circumstances. Finally, the tax consequences under applicable state and local law may not be the same as under the federal income tax laws.

     INCENTIVE STOCK OPTIONS

     In general, a grantee will not recognize income on the grant or exercise of an incentive stock option. However, the difference between the exercise price and the Fair Market Value of the stock on the exercise date is an adjustment item for purposes of the alternative minimum tax. Further, if a grantee does not exercise an incentive stock within certain specified periods after termination of employment, the grantee will recognize ordinary income on the exercise of an incentive stock option in the same manner as on the exercise of a nonqualified stock option, as described below. The general rule is that gain or loss from the sale or exchange of Shares acquired on the exercise of an incentive stock option will be treated as capital gain or loss. If certain holding period requirements are not met, however, the grantee generally will recognize ordinary income at the time of the disposition. Gain recognized on the disposition in excess of the ordinary income resulting therefrom will be capital gain, and any loss recognized will be capital loss.

     NONQUALIFIED STOCK OPTIONS, STOCK APPRECIATION RIGHTS, PHANTOM STOCK, AND PERFORMANCE AWARDS

     A grantee generally is not required to recognize income on the grant of a nonqualified stock option, a stock appreciation right, or on the award of phantom stock or a performance award. Instead, ordinary income generally is required to be recognized on the date the nonqualified stock option or stock appreciation right is exercised, or in the case of an award of phantom stock or a performance award on the date of payment of such award in cash or Shares. In general, the amount of ordinary income required to be recognized, (a) in the case of a nonqualified stock option, is an amount equal to the excess, if any, of the Fair Market Value of the Shares on the exercise date over the exercise price, (b) in the case of a stock appreciation right, the amount of cash and the Fair Market Value of any Shares received on exercise, and (c) in the case of an award of phantom stock or a performance award, the amount of cash and the Fair Market Value of any Shares received. In all three instances, ordinary income also includes the amount of any taxes withheld upon payment of the award.

     RESTRICTED STOCK

     Shares of restricted stock awarded under the 2001 Plan will be subject to a substantial risk of forfeiture for the period of time specified in the award. Unless a grantee of Shares of restricted stock makes an election under Section 83(b) of the Code as described below, the grantee generally is not required to recognize ordinary income on the award of restricted stock. Instead, on the date the substantial risk of forfeiture lapses, the grantee will be required to recognize ordinary income in an amount equal to the excess, if any, of the Fair Market Value of the Shares on such date over the amount, if any, paid for such Shares. If a grantee makes a Section 83(b) election to recognize ordinary income on the date the Shares are awarded, the amount of ordinary income required to be recognized is an amount equal to the excess, if any, of the Fair Market Value of the Shares on the date of award over the amount, if any, paid for such Shares. In such case, the grantee will not be required to recognize additional ordinary income when the substantial risk of forfeiture lapses.

     UNRESTRICTED STOCK

     In general, a grantee is required to recognize ordinary income on the date of issuance of such unrestricted Shares to the grantee equal to the excess, if any, of the Fair Market Value of such Shares on such date over the amount, if any, paid for such Shares.

     GAIN OR LOSS ON SALE OR EXCHANGE OF 2001 PLAN SHARES

     In general, gain or loss from the sale or exchange of Shares granted or awarded under the 2001 Plan will be treated as capital gain or loss, provided that the Shares are held as capital assets at the time of the sale or exchange. However, if certain holding period requirements are not satisfied at the time of a sale or exchange of Shares acquired upon exercise of an incentive stock option (a "disqualifying disposition"), a grantee generally will be required to recognize ordinary income upon such disposition.

     DEDUCTIBILITY BY COMPANY

     The Company generally is not allowed a deduction in connection with the grant or exercise of an incentive stock option. However, if a grantee is required to recognize income as a result of a disqualifying disposition, the Company will be entitled to a deduction equal to the amount of ordinary income so recognized. In general, in the case of a nonqualified stock option (including an incentive stock option that is treated as a nonqualified stock option, as described above), a stock appreciation right, a stock award, phantom stock, or a performance award, the Company generally will be allowed a deduction in an amount equal to the amount of ordinary income recognized by the grantee, provided that certain income tax reporting requirements are satisfied.

     PARACHUTE PAYMENTS

     Where payments to certain persons that are contingent on a change in control exceed limits specified in the Code, the person generally is liable for a 20% excise tax on, and the corporation or other entity making the payment generally is not entitled to any deduction for, a specified portion of such payments. If the

Administrator, in its discretion, grants awards, the exercise date or payment of which is accelerated by a change in control of the Company, such acceleration of the exercise date or payment would be relevant in determining whether the excise tax and deduction disallowance rules would be triggered.

     PERFORMANCE-BASED COMPENSATION

     Subject to certain exceptions, Section 162(m) of the Code disallows federal income tax deductions for compensation paid by a publicly held corporation to certain executives to the extent the amount paid to the executive exceeds $1 million for the taxable year. The 2001 Plan has been designed to allow the Administrator to make awards under the 2001 Plan that qualify under an exception to the deduction limit of Section 162(m) for "performance-based compensation."

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE AMENDMENTS TO THE COMPANY'S 2001 PLAN, AND SIGNED PROXIES THAT ARE RETURNED WILL BE SO VOTED UNLESS OTHERWISE INSTRUCTED ON THE PROXY CARD.

                                   PROPOSAL 4

            RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors recommends a vote for the ratification of the appointment of Ernst & Young LLP, Certified Public Accountants, as the Company's independent auditors for the fiscal year ending December 31, 2002 ("fiscal 2002"). Ernst & Young LLP have been the Company's auditors for the past fiscal year and has no direct or indirect financial interest in the Company. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting with the opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions.

AUDIT FEES

     For the year ended December 31, 2001, the Company incurred from Ernst & Young LLP an aggregate of $169,800 for audit fees, covering professional services rendered for (1) the audit of the Company's annual financial statements included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001 and (2) the reviews of the financial statements included in the Company's quarterly reports on Form 10-Q for the first three quarters of 2001.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

     Ernst & Young LLP did not perform any financial information systems design, implementation or related services for the Company during the year ended December 31, 2001.

ALL OTHER FEES

     For the year ended December 31, 2001, the Company incurred from Ernst & Young LLP an aggregate of $132,500 for all other services, including $62,000 for other audit related services and $70,500 for other services.

     The Audit Committee has considered the compatibility of non-audit services with the auditor's independence.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S AUDITORS FOR FISCAL 2002.

                         REPORT OF THE AUDIT COMMITTEE

     The Board of Directors of the Company has appointed an Audit Committee composed of 3 directors, each of whom is independent under the National Association of Securities Dealers' listing standards, as applicable and as may be modified or supplemented.

     The Board of Directors has adopted a written charter for the Audit Committee. The Audit Committee's job is one of oversight as set forth in its Charter. It is not the duty of the Audit Committee to prepare the Company's financial statements, to plan or conduct audits, or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. The Company's management is responsible for preparing the Company's financial statements and for maintaining internal control. The independent auditors are responsible for auditing the financial statements and for expressing an opinion as to whether those audited financial statements fairly present the financial position, results of operations, and cash flows to the Company in conformity with generally accepted accounting principles.

     The Audit Committee has reviewed and discussed the Company's audited consolidated financial statements with management and with Ernst & Young LLP, the Company's independent auditors for 2001.

     The Audit Committee has discussed with Ernst & Young LLP the matters required to be discussed by Statement on Accounting Standards No. 61.

     The Audit Committee has received from Ernst & Young LLP the written statements required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has discussed Ernst & Young's independence with Ernst & Young, and has considered the compatibility of nonaudit services with the auditor's independence.

     Based on the review and discussions referred to above, the Audit Committee has recommended to the Board of Directors that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2001 for filing with the Securities and Exchange Commission (the "SEC").

By the Audit Committee:

Peter S. Knight, Chairman
Mark C. M. Randall
Jerry Finkelstein

                    EXECUTIVE COMPENSATION AND OTHER MATTERS

     The following summary compensation table sets forth the aggregate compensation paid or accrued by us to the Chief Executive Officer and to executive officers whose annual compensation exceeded $100,000 for fiscal 2001 (collectively, the "named executive officers") for services during the fiscal years ended December 31, 2001, 2000 and 1999.

                           SUMMARY COMPENSATION TABLE

                                                                            LONG TERM
                                                                           COMPENSATION
                                                                              AWARDS
                                                                           ------------
                                                                            SECURITIES
                                                                            UNDERLYING
                                                     ANNUAL                OPTIONS/SARS    ALL OTHER
NAME AND PRINCIPAL POSITION                 YEAR    SALARY($)   BONUS($)       (#)        COMPENSATION
---------------------------                 -----   ---------   --------   ------------   ------------
John W. Holaday, Ph.D. ..................    2001    395,000         (1)     250,000         22,432(2)
  Chairman and                               2000    380,000    150,000      150,000         21,298
  Chief Executive Officer                    1999    325,000    125,000      110,000         21,506
Edward R. Gubish, Ph.D. .................    2001    295,000         (1)     222,000          9,881(3)
  President and Chief                        2000    250,000    125,000      115,000          8,747
  Operating Officer                          1999    202,700     85,000       50,000          8,955
Joanna C. Horobin, M.D. .................    2001    208,333         --           --        139,234(4)
  Executive Vice President                   2000    250,000         --      100,000          8,747
  of Commercial Development                  1999    195,000     75,000       50,000          6,715
Thomas Russo (5).........................    2001    235,231     20,000       12,500          9,881(3)
  Chief Financial Officer
James D. Johnson, Ph.D., J.D.............    2001    183,333         (1)     195,000            683(3)
  Senior Vice President and General
     Counsel
Donald S. Brooks, Vice...................    2001    128,154         --       30,000          1,949(6)
  President, Legal Affairs                   2000    210,000     25,000       45,000          3,087
                                             1999    195,000     25,000       45,000          3,099

---------------
(1) Consideration of bonuses for 2001 has been deferred.

(2) $12,551 of such amount represents the premiums paid by us with respect to a split-dollar life insurance policy on the life of Dr. Holaday. Premiums paid by us on such policy are treated as non-interest bearing advances to the insured for the policy. The initial proceeds of any death benefit are required to be used to repay the indebtedness, and the balance of the insurance proceeds are payable as designated by the insured. See "Employment Contracts and Termination of Employment and Change-in-Control Arrangements". The remaining amount represents group health insurance premiums paid on behalf of such officer.

(3) Consists of group health insurance premiums paid on behalf of such officer.

(4) $125,000 of such amount represents severance payments pursuant to the terms of a separation agreement dated September 28, 2001. $6,000 represents payment in lieu of out-placement assistance. The remaining amount represents health insurance premiums paid on behalf of such officer. The terms of this separation agreement expired April 30, 2002.

(5) Mr. Russo resigned from the company effective January 31, 2002.

(6) Represents health insurance premiums paid on behalf of such officer. Subsequent to his retirement effective August 1, 2001, Mr. Brooks entered into a consulting arrangement with the Company. See "Compensation of Directors."

     The following table sets forth certain information with respect to individual grants of stock options made during the fiscal year ended December 31, 2001 to each of the named executive officers.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                         INDIVIDUAL GRANTS                            POTENTIAL REALIZABLE
                               --------------------------------------                VALUE AT ASSUMED ANNUAL
                               % NUMBER OF     % OF TOTAL                             RATES OF STOCK PRICE
                                SECURITIES    OPTIONS/SARS   EXERCISE                   APPRECIATION FOR
                                UNDERLYING     GRANTED TO    OR BASE                     OPTION TERM(1)
                               OPTIONS/SARS   EMPLOYEES IN    PRICE     EXPIRATION   -----------------------
NAME                            GRANTED(#)    FISCAL YEAR     ($/SH)       DATE        5%($)        10%($)
----                           ------------   ------------   --------   ----------   ----------   ----------
John W. Holaday, Ph.D. ......     40,000          2.12%       14.13      4/6/2011      355,326      900,464
                                  41,000          2.18%       11.99     8/21/2011      309,158      783,468
                                 169,000          8.97%        8.97     10/1/2011      953,361    2,416,001
Edward R. Gubish, Ph.D. .....     32,000          1.70%       11.99     8/21/2011      241,294      611,487
                                 190,000         10.09%        8.97     10/1/2011    1,071,826    2,716,214
Thomas Russo.................     12,500           .66%       11.57     8/30/2005       31,168       67,120
James D. Johnson, Ph.D.,
  J.D. ......................     75,000          3.98%       15.18     3/22/2011      715,615    1,813,507
                                 120,000          6.37%        8.97     10/1/2011      679,943    1,715,504
Donald S. Brooks.............     30,000          1.59%       16.55     6/15/2011      312,246      791,293

---------------
(1) Calculated by multiplying the exercise price by the annual appreciation rate shown (as prescribed by SEC rules and compounded for the term of the options), subtracting the exercise price per share and multiplying the gain per share by the number of shares covered by the options. These amounts are not intended to forecast possible future appreciation, if any, of the price of our shares. The actual value realized upon exercise of the options to purchase our shares will depend on the fair market value of our shares on the date of exercise.

     The following table sets forth information concerning all option holdings for the fiscal year ended December 31, 2001 for each of the named executive officers.

            AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND
                       FISCAL YEAR END OPTION/SAR VALUES

                                                     NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                    UNDERLYING OPTIONS/SARS      IN-THE-MONEY OPTIONS/SARS
                                                    AT FISCAL YEAR-END (#)       AT FISCAL YEAR-END($)(1)
                                                  ---------------------------   ---------------------------
NAME                                              EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                                              -----------   -------------   -----------   -------------
John W. Holaday, Ph.D.(2).......................    876,919        279,750        680,488             --
Edward R. Gubish, Ph.D.(2)......................    380,501        251,500        173,952             --
Joanna C. Horobin, M.D. ........................     87,500         62,500             --             --
Thomas Russo....................................     32,500         15,000
James D. Johnson Ph.D., J.D. ...................     97,500        157,500             --             --
Donald S. Brooks(2).............................    251,001             --         16,567             --

---------------
(1) Calculated by multiplying the number of unexercised options outstanding at December 31, 2001 by the difference between the fair market value of our shares at December 31, 2001 ($8.45) and the option exercise price.

(2) Holdings include warrants issued in lieu of stock options.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

     Effective January 1999, we entered into a three-year employment agreement with John W. Holaday, Ph.D. as our Chairman and Chief Executive Officer with an annual base salary of $325,000 per year and a minimal annual increase of 10% per year. We may terminate the agreement without cause and, upon such termination, Dr. Holaday will be entitled to receive his base salary through the end of the initial term of the agreement (subject to an offset for salary received from subsequent employment). The agreement contains confidentiality and non-competition provisions. This agreement is renewed automatically each year unless terminated pursuant to its termination provisions.

     We maintain a $2,000,000 split-dollar life insurance policy on the life of Dr. Holaday at an annual cost of approximately $12,551. Premiums paid by us on such policy are treated as non-interest bearing advances to Dr. Holaday for the policy. The initial proceeds of any such death benefit are required to be used to repay the indebtedness, and the balance of the insurance proceeds are payable as designated by Dr. Holaday.

     On September 28, 2001, we entered into a separation agreement with Joanna
C. Horobin, M.D., our former Executive Vice President of Commercial Development. Pursuant to the separation agreement, Dr. Horobin received severance payments totaling $125,000 plus a payment of $6,000 in lieu of out-placement assistance. In addition, we agreed to accelerate the vesting of certain stock options held by Dr. Horobin and to extend the period in which certain of these stock options may be exercised.

     Each of our employees has entered into a Proprietary Information and Invention Assignment Agreement providing, among other things, that such employee will not disclose any confidential information or trade secrets in any unauthorized manner and that all inventions of such employee relating to our current or anticipated business during the term of employment become our property.

     In the event of certain transactions, including those that may result in a change in control, as defined under our Incentive Stock Option Plans, unvested installments of options to purchase our shares may become immediately exercisable.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the 1934 Securities and Exchange Act (the "1934 Act") requires the Company's executive officers, directors and persons who beneficially own more than 10% of a registered class of the Company's equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Such executive officers, directors, and greater than 10% beneficial owners are required by SEC regulation to furnish the Company with copies of all Section 16(a) reports filed by such reporting persons.

     Based solely on our review of such forms furnished to the Company and written representations from certain reporting persons, we believe that all filing requirements applicable to our executive officers, directors and greater than 10% beneficial owners were complied with.

         BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     THE COMPENSATION COMMITTEE IS COMPRISED OF THREE INDEPENDENT, NON-EMPLOYEE DIRECTORS. IT IS THE COMMITTEE'S RESPONSIBILITY TO:

     - Make recommendations and report to the board of directors concerning matters of executive compensation;

     - Administer the Company's executive incentive plans;

     - Review compensation plans, programs and policies; and

     - Monitor the performance and compensation of executive officers.

     The goal of the Company's executive compensation policy is to ensure that an appropriate relationship exists between executive compensation and the creation of stockholder value, while at the same time attracting, motivating and retaining senior management. The Compensation Committee's informal executive compensation philosophy (which applies generally to all Company management, including the Chief Executive Officer, John W. Holaday, Ph.D.) considers a number of factors, which may include:

     - Providing levels of compensation competitive with companies at a comparable stage of development and in the Company's geographic area;

     - Integrating management's compensation with the achievement of performance goals;

     - Maintaining an appropriate balance between base salary and performance-based compensation, with a higher proportion of compensation being performance-based as salary grade increases; and

     - Recognizing and providing incentive for individual initiative and achievement.

     The compensation structure of the Company's executive officers, including its Chief Executive Officer, is based on competitive, market-based pay practices and performance evaluations, and generally includes a combination of base salary, discretionary bonuses and stock options. In setting compensation levels, the Compensation Committee considers data regarding compensation practices from a group of biotechnology and pharmaceutical companies that are believed to be generally comparable to the Company. The companies comprising this group are not necessarily included within the peer group index reflected in the performance graph illustrated in this Proxy Statement.

     Base salary is not targeted at any particular level within the group of companies considered. Instead, total salary is determined based on a subjective assessment of the executive's performance and the Company's needs.

     Cash bonuses are within the discretion of the Compensation Committee and are based, in part, on achieving certain business and financial objectives and the Compensation Committee's subjective assessment of individual performance during the year. The Compensation Committee has deferred consideration of bonuses for fiscal 2001. Upon achieving specific financial objectives, the bonuses paid in 2001 represented the Compensation Committee's awards for bonuses earned during the year 2000.

     Consistent with its belief that equity ownership by senior management is beneficial in aligning the interests of senior management with those of the stockholders, the Company provides potentially significant long-term incentive opportunities to its senior management through discretionary grants of stock options, thereby emphasizing the potential creation of long-term stockholder value. The Compensation Committee considers stock options effective long-term incentives because an executive can profit only if the value of the Common Stock increases. In making these grants, the Compensation Committee considers its subjective assessment of the Company's past financial performance and future prospects, an executive officer's current level of ownership of the Common Stock, the period during which an executive officer has been in a key position with the Company, individual performance and competitive practices within the comparative group of companies.

     Section 162(m) of the Internal Revenue Code generally denies a deduction to any publicly held corporation for compensation paid to its chief executive officer and its four other highest-paid executive officers to the extent that any such individual's compensation exceeds $1 million, subject to certain exceptions. The Committee intends to take actions to minimize the Company's exposure to nondeductible compensation expense under Section 162(m). While keeping this goal in mind, the Committee also will try to maintain the flexibility that the Committee believes to be an important element of the Company's executive compensation program.

By the Compensation Committee:

Mark C. M. Randall, Chairman
Peter S. Knight
Jerry Finkelstein

                      STOCK PRICE PERFORMANCE PRESENTATION

     The following chart compares the cumulative total stockholder return on the Company's Shares with the cumulative total stockholder return of the NASDAQ Stock Market - U. S. Index, and the NASDAQ Pharmaceuticals Index.
[Comparison of Cumulative Total Return Chart]

                                                     ENTREMED, INC.          NASDAQ STOCK MARKET-US      NASDAQ PHARMACEUTICALS
                                                     --------------          ----------------------      ----------------------
12/31/96                                                 100.000                     100.000                     100.000
12/31/97                                                  71.538                     122.478                     103.340
12/31/98                                                 129.231                     172.721                     131.549
12/31/99                                                 157.692                     320.980                     247.256
12/31/00                                                 106.154                     193.129                     307.547
12/31/01                                                  52.000                     153.246                     262.785

---------------
(1) Assumes $100 invested on December 31, 1996 and assumes dividends are reinvested. Measurement points begin with the date of the assumed investment and include the last day of each of the subsequent 5 years through and including December 31, 2001. The material in this chart is not soliciting material, is not deemed filed with the SEC and is not incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, (the "1933 Act") or the 1934 Act, whether made before or after the date of this proxy statement and irrespective of any general incorporation language in such filing.

                              CERTAIN TRANSACTIONS

     Donald S. Brooks, one of our directors, is of counsel to the law firm of Carella, Byrne, Bain, Gilfillan, Cecchi, Stewart & Olstein, which provides certain legal services to us. We paid approximately $39,000 to Carella, Byrne for these services in 2001.

     James D. Johnson, our Senior Vice President, is a partner at Kilpatrick, Stockton, which provides certain patent prosecution and certain other legal services to us. We paid approximately $3,324,000 to Kilpatrick, Stockton for these services in 2001. This amount represents less than 5% of Kilpatrick, Stockton's total revenues for 2001.

                                    GENERAL

     The Management of the Company does not know of any matters other than those stated in this Proxy Statement that are to be presented for action at the Annual Meeting. If any other matters should properly come before the Annual Meeting, including any call for adjournment of the Annual Meeting, it is intended that proxies in the accompanying form will be voted on any such other matters in accordance with the judgment of the persons voting such proxies. Discretionary authority to vote on such matters is conferred by such proxies upon the persons voting them.

     The Company will bear the cost of preparing, printing, assembling, and mailing the proxy, Proxy Statement and other material that may be sent to stockholders in connection with this solicitation. It is contemplated that brokerage houses will forward the proxy materials to beneficial owners at the request of the Company. In addition to the solicitation of proxies by use of the mails, officers and regular employees of the Company may solicit proxies by telephone without additional compensation. The Company does not expect to pay any compensation for the solicitation of proxies.

     The Company will provide without charge to each person being solicited by the Proxy Statement, on the written request of any such person, a copy of the Annual Report of the company on Form 10-K for the fiscal year ended December 31, 2001 (as filed with the SEC, including the financial statements thereto). All such requests should be directed to Investor Relations, EntreMed, Inc., 9640 Medical Center Drive, Rockville, Maryland 20850.

                             STOCKHOLDER PROPOSALS

     The annual meeting of stockholders for the fiscal year ending December 31, 2002 is expected to be held in June 2003 (the "Next Annual Meeting"). All proposals intended to be presented at the Next Annual Meeting must be received at the Company's executive offices, which are located at 9640 Medical Center Drive, Rockville, Maryland 20850, Attention: Corporate Secretary, not later than January 17, 2003, to receive consideration for inclusion in the Proxy Statement and form of proxy related to that meeting.

     Pursuant to the proxy rules under the 1934 Act, the Company's stockholders are notified that the deadline for providing the Company with timely notice of any stockholder proposal to be submitted outside of the Rule 14a-8 process for consideration at the Next Annual Meeting will be April 2, 2003. As to all such matters which the Company does not have notice on or prior to that date, discretionary authority to vote on such proposal shall be granted to the persons designated in the Company's proxy related to the Next Annual Meeting.

                                               By Order of the Board of
                                               Directors,

                                               John W. Holaday, Ph.D.
                                               Chairman and Chief Executive
                                               Officer

May 17, 2002

                                                                       EXHIBIT A

                                 ENTREMED, INC.

                    2001 LONG-TERM INCENTIVE PLAN, AS AMENDED

1.       PURPOSE AND TYPES OF AWARDS

         The purpose of the 2001 Long-Term Incentive Plan ("Plan") is to promote the long-term growth and profitability of the Corporation by: (i) providing key people with incentives to improve stockholder value and to contribute to the growth and financial success of the Corporation and (ii) enabling the Corporation to attract, retain and reward the best-available persons.

         The Plan permits the granting of stock options (including incentive stock options qualifying under Code section 422 and nonqualified stock options), stock appreciation rights, restricted or unrestricted stock awards, phantom stock, performance awards, or any combination of the foregoing.

2.       DEFINITIONS

         Under this Plan, except where the context otherwise indicates, the following definitions apply:

         (a)  "Administrator" shall have the meaning set forth in Section 3(a).

         (b) "Affiliate" means a corporation, partnership, business trust, limited liability company or other form of business organization at least a majority of the total combined voting power of all classes of stock or other equity interests of which is owned by the Corporation, either directly or indirectly, and any other entity designated by the Administrator in which the Corporation has a significant interest.

         (c) "Award" shall mean any stock option, stock appreciation right, stock award, phantom stock award, or performance award.

         (d)  "Board" shall mean the Board of Directors of the Corporation.

         (e) "Code" shall mean the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder.

         (f) "Common Stock" shall mean shares of common stock of the Corporation, $.01 par value.

         (g)  "Corporation" shall mean EntreMed, Inc. and any successor thereto.

         (h) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         (i) "Fair Market Value" of a share of the Corporation's Common Stock for any purpose on a particular date shall mean the last reported sale price per share of Common Stock, regular way, on such date or, in case no such sale takes place on such date, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on a national securities exchange or included for quotation on the Nasdaq-National Market, or if the Common Stock is not so listed or admitted to trading or included for quotation, the last quoted price, or if the Common Stock is not so quoted, the average of the high bid and low asked prices, regular way, in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System or, if such system is no longer in use, the principal other automated quotations system that may then be in use or, if the Common Stock is not quoted by any such organization, the average of the closing bid and asked prices, regular way, as furnished by a professional market maker making a market in the Common Stock as selected in good faith by the Administrator or by such other source or sources as shall be selected in good faith by the Administrator. If, as the case may be, the relevant date is not a trading day, the determination shall be made as of the next preceding trading day. As used herein, the term "trading day" shall mean a day on which public trading of securities occurs and is reported in the principal consolidated reporting system referred to above, or if the Common Stock is not listed or admitted to trading on a national securities exchange or included for quotation on the Nasdaq-National Market, any business day.

         (j) "Grant Agreement" shall mean a written document memorializing the terms and conditions of an Award granted pursuant to the Plan and shall incorporate the terms of the Plan.

         (k)  "Participants" shall have the meaning set forth in Section 5.

         (l) "Parent" shall mean a corporation, whether nor or hereafter existing, within the meaning of the definition of "parent corporation" provided in Code section 424(e), or any successor thereto.

         (m) "Performance Goals" shall mean performance goals established by the Administrator which may be based on one or more business criteria selected by the Administrator that apply to an individual or group of individuals, a business unit, or the Corporation and/or one or more of its Affiliates either separately or together, over such performance period as the Administrator may designate, including, but not limited to, business criteria based on operating income, earnings or earnings growth, sales, return on assets, equity or investment, regulatory compliance, satisfactory internal or external audits, improvement of financial ratings, achievement of balance sheet or income statement objectives, or any other objective goals established by the Administrator, and may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated.

         (n) "Subsidiary" and "Subsidiaries" shall mean only a corporation or corporations, whether now or hereafter existing, within the meaning of the definition of "subsidiary corporation" provided in section 424(f) of the Code, or any successor thereto.

         (o) "Ten-Percent Stockholder" shall mean a Participant who (applying the rules of Code section 424(d)) owns stock possessing more than 10% of the total combined voting power or value of all classes of stock or interests of the Corporation or a Parent or Subsidiary of the Corporation.

3.       ADMINISTRATION

         (a) Administration of the Plan. The Plan shall be administered by the Board or by such committee or committees as may be appointed by the Board from time to time (the Board, committee or committees hereinafter referred to as the "Administrator"). Notwithstanding the foregoing, the Administrator may delegate to the Chief Executive Officer of the Corporation the power to administer this Plan and have the full authority of the Administrator hereunder with respect to Awards granted to specified Participants or groups of Participants.

         (b) Powers of the Administrator. The Administrator shall have all the powers vested in it by the terms of the Plan, such powers to include authority, in its sole and absolute discretion, to grant Awards under the Plan, prescribe Grant Agreements evidencing such Awards and establish programs for granting Awards.

         The Administrator shall have full power and authority to take all other actions necessary to carry out the purpose and intent of the Plan, including, but not limited to, the authority to: (i) determine the eligible persons to whom, and the time or times at which Awards shall be granted; (ii) determine the types of Awards to be granted; (iii) determine the number of shares to be covered by or used for reference purposes for each Award; (iv) impose such terms, limitations, restrictions and conditions upon any such Award as the Administrator shall deem appropriate, including, but not limited to, whether a stock option shall be an incentive stock option or a nonqualified stock option, any exceptions to nontransferability, any Performance Goals applicable to Awards, any provisions relating to vesting, any circumstances in which the Awards would terminate, the period during which Awards may be exercised, and the period during which Awards shall be subject to restrictions; (v) modify, amend, extend or renew outstanding Awards, accept the surrender of outstanding Awards and substitute new Awards, or specify a lower or higher exercise price, or a longer or shorter term, for any substituted Awards than the surrendered Awards, or impose any other provisions that are authorized by this Plan (provided however, that, except as provided in Section 7(g)(i) of the Plan, any modification that would materially adversely affect any outstanding Award shall not be made without the consent of the holder); (vi) accelerate, extend, or otherwise change the time in which an Award may be exercised or becomes payable and to waive or accelerate the lapse, in whole or in part, of any restriction or condition with respect to such Award, including, but not limited to, any restriction or condition with respect to the vesting or exercisability of an Award due to termination of any Participant's employment or other relationship with the Corporation or an Affiliate; and (vii) establish objectives and conditions, if any, for earning Awards and determining whether Awards will be paid after the end of a performance period.

         In making these determinations, the Administrator may take into account the nature of the services rendered or to be rendered by the Award recipients, their present and potential contributions to the success of the Corporation and its Affiliates, and such other factors as the Administrator in its discretion shall deem relevant. Subject to the provisions of the Plan, the Administrator shall have full power and authority, in its sole and absolute discretion, to administer and interpret the Plan and to adopt and interpret such rules, regulations, agreements, guidelines and instruments for the administration of the Plan and for the conduct of its business as the Administrator deems necessary or advisable.

         (c) Non-Uniform Determinations. The Administrator's determinations under the Plan (including, without limitation, determinations of the persons to receive Awards, the form, amount and timing of such Awards, the terms and provisions of such Awards and the Grant Agreements evidencing such Awards) need not be uniform and may be made by the Administrator selectively among persons who receive, or are eligible to receive, Awards under the Plan, whether or not such persons are similarly situated.

         (d) Limited Liability. To the maximum extent permitted by law, no member of the Administrator shall be liable for any action taken or decision made in good faith relating to the Plan or any Award thereunder.

         (e) Effect of Administrator's Decision. All actions taken and decisions and determinations made by the Administrator on all matters relating to the Plan pursuant to the powers vested in it hereunder shall be in the Administrator's sole and absolute discretion and shall be conclusive and binding on all parties concerned, including the Corporation, its stockholders, any Participants and any other employee, consultant, or director of the Corporation, and their respective successors in interest.

4.       SHARES AVAILABLE FOR THE PLAN

         (a) Maximum Issuable Shares. Subject to adjustments as provided in
Section 7(f), the shares of Common Stock that may be issued with respect to Awards granted under the Plan shall not exceed an aggregate of 3,250,000 shares of Common Stock. The Corporation shall reserve such number of shares for Awards under the Plan, subject to adjustments as provided in Section 7(f). If any Award, or portion of an Award, under the Plan expires or terminates unexercised, becomes unexercisable or is forfeited or otherwise terminated, surrendered or canceled as to any shares, or if any shares of Common Stock are surrendered to the Corporation in connection with any Award (whether or not such surrendered shares were acquired pursuant to any Award), the shares subject to such Award and the surrendered shares shall thereafter be available for further Awards under the Plan; provided, however, that any such shares that are surrendered to the Corporation in connection with any Award or that are otherwise forfeited after issuance shall not be available for purchase pursuant to incentive stock options intended to qualify under Code section 422.

         (b) Maximum Awards. Subject to adjustments as provided in Section 7(f) and Section 7(g)(ii), the maximum number of shares of Common Stock subject to Awards of any combination that may be granted during any three consecutive calendar years of the Corporation (beginning in the calendar year of the effective date of amendment number 1 to this Plan and not considering any years prior thereto) to any one individual under this Plan shall be limited to 750,000.

5.       PARTICIPATION

         Participation in the Plan shall be open to all persons who are at the time of the grant of an Award employees (including persons who may become employees), officers, directors, and consultants of the Corporation, or of any Affiliate of the Corporation, as may be selected by the Administrator from time to time. A Participant who has been granted an Award may, if he or she is otherwise eligible, be granted additional Awards if the Administrator so determines.

6.       AWARDS

         The Administrator, in its sole discretion, establishes the terms of all Awards granted under the Plan. All Awards shall be subject to the terms and conditions provided in the Grant Agreement.

         (a) Stock Options. The Administrator may from time to time grant to eligible Participants Awards of incentive stock options as that term is defined in Code section 422 or nonqualified stock options; provided, however, that Awards of incentive stock options shall be limited to employees of the Corporation or of any Parent or Subsidiary of the Corporation. Options intended to qualify as incentive stock options under Code section 422 must have an exercise price at least equal to Fair Market Value on the date of grant or at least 110% of Fair Market Value in the case of a Ten-Percent Stockholder, but nonqualified stock options may be granted with an exercise price less than Fair Market Value. No stock option shall be an incentive stock option unless so designated by the Administrator at the time of grant and such designation is reflected in the Grant Agreement evidencing such stock option.

         (b) Stock Appreciation Rights. The Administrator may from time to time grant to eligible Participants Awards of Stock Appreciation Rights ("SARs"). A SAR may be exercised in whole or in part as provided in the applicable Grant Agreement and entitles the Participant to receive, subject to the provisions of the Plan and the Grant Agreement, a payment having an aggregate value equal to the product of (i) the excess of (A) the Fair Market Value on the exercise date of one share of Common Stock over (B) the base price per share specified in the Grant Agreement, multiplied by (ii) the number of shares covered by the SAR, or portion thereof, which is exercised. Payment by the Corporation of the amount receivable upon any exercise of a SAR may be made by the delivery of Common Stock or cash, or any combination of Common Stock and cash, as specified in the Grant Agreement. If upon settlement of the exercise of a SAR a Participant is to receive a portion of such payment in shares of Common Stock, the number of shares shall be determined by dividing such portion by the Fair Market Value of a share of Common Stock on the exercise date. No fractional shares shall be used for such payment and the Administrator shall determine whether cash shall be given in lieu of such fractional shares or whether such fractional shares shall be eliminated.

         (c) Stock Awards. The Administrator may from time to time grant restricted or unrestricted stock Awards to eligible Participants in such amounts, on such terms and conditions (which terms and conditions may condition the vesting or payment of Stock Awards on the achievement of one or more Performance Goals), and for such considerations, including no consideration or such minimum consideration as may be required by law, as it shall determine.

         (d) Phantom Stock. The Administrator may from time to time grant Awards to eligible Participants denominated in stock-equivalent units ("Phantom Stock") in such amounts and on such terms and conditions as it shall determine, which terms and conditions may condition the vesting or payment of Phantom Stock on the achievement of one or more Performance Goals. Phantom Stock units granted to a Participant shall be credited to a bookkeeping reserve account solely for accounting purposes and shall not require a segregation of any of the Corporation's assets. An Award of Phantom Stock may be settled in Common Stock, in cash, or in a combination of Common Stock and cash, as specified in the Grant Agreement. Except as otherwise provided in the applicable Grant Agreement, the Participant shall not have the rights of a stockholder with respect to any shares of Common Stock represented by a Phantom Stock unit solely as a result of the grant of a Phantom Stock unit to the Participant.

         (e) Performance Awards. The Administrator may, in its discretion, grant performance Awards, which become payable on account of attainment of one or more Performance Goals established by the Administrator. Performance Awards may be paid by the delivery of Common Stock or cash, or any combination of Common Stock and cash, as specified in the Grant Agreement.

7.       MISCELLANEOUS

         (a) Investment Representations. The Administrator may require each person acquiring shares of Common Stock pursuant to Awards hereunder to represent to and agree with the Corporation in writing that such person is acquiring the shares without a view to distribution thereof. The certificates for such shares may include any legend that the Administrator deems appropriate to reflect any restrictions on transfer. All certificates for shares issued pursuant to the Plan shall be subject to such stock transfer orders and other restrictions as the Administrator may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is then listed or interdealer quotation system upon which the Common Stock is then quoted, and any applicable federal or state securities laws. The Administrator may place a legend or legends on any such certificates to make appropriate reference to such restrictions.

         (b) Compliance with Securities Law. Each Award shall be subject to the requirement that if, at any time, counsel to the Corporation shall determine that the listing, registration or qualification of the shares subject to such an Award upon any securities exchange or interdealer quotation system or under any state or federal law, or the consent or approval of any governmental or regulatory body, or that the disclosure of nonpublic information or the satisfaction of any other condition is necessary in connection with the issuance or purchase of shares under such an Award, such Award may not be exercised, in whole or in part, unless such satisfaction of such condition shall have been effected on conditions acceptable to the Administrator. Nothing herein shall be deemed to require the Corporation to apply for or to obtain such listing, registration or qualification, or to satisfy such condition.

         (c) Withholding of Taxes. Participants and holders of Awards shall pay to the Corporation or its Affiliate, or make provision satisfactory to the Administrator for payment of, any taxes required to be withheld in respect of Awards under the Plan no later than the date of the event creating the tax liability. The Corporation or its Affiliate may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to the Participant or holder of an Award. In the event that payment to the Corporation or its Affiliate of such tax obligations is made in shares of Common Stock, such shares shall be valued at Fair Market Value on the applicable date for such purposes.

         (d) Loans. The Corporation or its Affiliate may make or guarantee loans to Participants to assist Participants in exercising Awards and satisfying any withholding tax obligations.

         (e) Transferability. Except as otherwise determined by the Administrator or provided in a Grant Agreement, no Award granted under the Plan shall be transferable by a Participant except by will or the laws of descent and distribution. Unless otherwise determined by the Administrator in accordance with the provisions of the immediately preceding sentence, during the lifetime of the Participant, the Award may be exercised only by the Participant or, during the period the Participant is under a legal disability, by the Participant's guardian or legal representative. Except as provided above, the Award may not be assigned, transferred, pledged, hypothecated or disposed of in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process.

         (f) Capital Adjustments. In the event of any change in the outstanding Common Stock by reason of any stock dividend, split-up, stock split, recapitalization, reclassification, combination or exchange of shares, merger, consolidation, liquidation or the like, the Administrator may, in its discretion, provide for a substitution for or adjustment in (i) the number and class of shares of Common Stock subject to outstanding Awards, (ii) the exercise price of Stock Options and the base price upon which payments under SARs are determined, (iii) the aggregate number and class of Shares for which Awards thereafter may be made under this Plan, (iv) the maximum number of shares of Common Stock with respect to which a Participant may be granted Awards during the period specified in Section 4(b) hereof.

         (g)  Modification, Substitution of Awards.

                  (i) Subject to the terms and conditions of this Plan, the Administrator may modify the terms of any outstanding Awards; provided, however, that no modification of an Award shall, without the consent of the Participant, alter or impair any of the Participant's rights or obligations under such Award.

                  (ii) Anything contained herein to the contrary notwithstanding, Awards may, at the discretion of the Administrator, be granted under this Plan in substitution for stock options and other awards covering capital stock of another corporation which is merged into, consolidated with, or all or a substantial portion of the property or stock of which is acquired by, the Corporation or one of its Affiliates. The terms and conditions of the substitute Awards so granted may vary from the terms and conditions set forth in this Plan to such extent as the Administrator may deem appropriate in order to conform, in whole or part, to the provisions of the awards in substitution for which they are granted. Such substitute Awards granted hereunder shall not be counted toward the limit imposed by Section 4(b) hereof, except to the extent it is determined by the Administrator that counting such Awards is required in order for Awards hereunder to be eligible to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Code.

         (h) Foreign Employees. Without amendment of this Plan, the Administrator may grant Awards to Participants who are subject to the laws of foreign countries or jurisdictions on such terms and conditions different from those specified in this Plan as may in the judgement of the Administrator be necessary or desirable to foster and promote achievement of the purposes of this Plan. The Administrator may make such modifications, amendments, procedures, sub-plans and the like as may be necessary or advisable to comply with provisions of laws of other countries or jurisdictions in which the Corporation or any of its Affiliates operate or have employees.

         (i) Termination, Amendment and Modification of the Plan. The Board may amend, alter or terminate the Plan, or portion thereof, at any time.

         (j) Non-Guarantee of Employment or Service. Nothing in the Plan or in any Grant Agreement shall confer on an individual any legal or equitable right against the Corporation, any Affiliate or the Administrator, except as expressly provided in the Plan or the Grant Agreement. Nothing in the Plan or in any Grant Agreement thereunder shall (i) constitute inducement, consideration, or contract for employment or service between an individual and the Corporation or any Affiliate; (ii) confer any right on an individual to continue in the service of the Corporation or any Affiliate; or (iii) shall interfere in any way with the right of the Corporation or any Affiliate to terminate such service at any time with or without cause or notice, or to increase or decrease compensation for such service.

         (k) Other Employee Benefits. Except as to plans that by their terms include such amounts as compensation, the amount of any compensation deemed to be received by a Participant as a result of the exercise of an Award or the sale of shares received upon such exercise will not constitute compensation with respect to which any other employee benefits of such Participant are determined, including, without limitation, benefits under any bonus, pension, profit-sharing, life insurance or salary continuation plan, except as otherwise specifically determined by the Administrator.

         (l) No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Corporation and a Participant or any other person. To the extent that any Participant or other person acquires a right to receive payments from the Corporation pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Corporation.

         (m) Governing Law. The validity, construction and effect of the Plan, of Grant Agreements entered into pursuant to the Plan, and of any rules, regulations, determinations or decisions made by the Administrator relating to the Plan or such Grant Agreements, and the rights of any and all persons having or claiming to have any interest therein or thereunder, shall be determined exclusively in accordance with applicable federal laws and the laws of the State of Delaware without regard to its conflict of laws principles.

         (n) Effective Date, Termination Date. The Plan is effective as of May 14, 2001, the date on which the Plan was adopted by the Board, subject to the approval of the stockholders of the Corporation within twelve months of such effective date. No Award shall be granted under the Plan after the close of business on May 14, 2011. Subject to other applicable provisions of the Plan, all Awards made under the Plan prior to such termination of the Plan shall remain in effect until such Awards have been satisfied or terminated in accordance with the Plan and the terms of such Awards.


Approved  by the Stockholders: June 15, 2001
Date Amendment No. 1 Approved by Stockholders: June ____, 2002

                                 ENTREMED, INC.

                         ANNUAL MEETING OF STOCKHOLDERS
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned hereby appoints John W. Holaday, Ph.D. and James D. Johnson, Ph.D. and each of them as proxy (each of whom shall have full power of substitution) to represent the undersigned at the Annual Meeting of Stockholders to be held at the Gaithersburg Marriott Washington Center, 9751 Washingtonian Boulevard, Gaithersburg, Maryland 20878 on June 6, 2002, at 10:00 a.m. and at any adjournment thereof, and to vote the shares of common stock the undersigned would be entitled to vote if personally present, as indicated on the reverse.


                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

                        PLEASE DATE, SIGN AND MAIL YOUR
                      PROXY CARD BACK AS SOON AS POSSIBLE!

                         ANNUAL MEETING OF STOCKHOLDERS
                                 ENTREMED, INC.

                                  JUNE 6, 2002


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
                                         \/ Please Detach and Mail in the Envelope Provided \/
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                                                                                                                   |
    PLEASE MARK YOUR       [X]                                                                                     |
    VOTES AS IN THIS                                                                                               |_____
    EXAMPLE.




                 FOR all nominees           WITHHOLD
                 listed at right            AUTHORITY
                (except as marked     To vote for all nominees
              to the contrary below)      listed at right

1. Election of         [ ]                      [ ]  NOMINEES: TERMS EXPIRING 2005
   Directors                                                   Jerry Finkelstein
                                                               Mark C.M. Randall
(INSTRUCTION: To withhold authority to vote for                Jennie C. Hunter-Cevera
any individual nominee, print that nominee's name
on the line provided below.)


-------------------------------------------------

                                                                                                  FOR     ABSTAIN     AGAINST

2. Approval of an amendment to the Company's Amended and Restated Certificate of
   Incorporation described in the accompanying proxy statement.                                   [ ]       [ ]         [ ]

3. Approval of amendments to the Company's 2001 Long-Term Incentive Plan described in the
   accompanying proxy statement.                                                                  [ ]       [ ]         [ ]

4. Ratification of the appointment of Ernst & Young LLP as independent auditors for the Company.  [ ]       [ ]         [ ]

5. In their discretion upon such other business as may properly come before the meeting, including any call for adjournment thereof.


THE SHARES OF COMMON STOCK REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED. IF NO CONTRARY INSTRUCTION IS GIVEN, THE SHARES OF
COMMON STOCK WILL BE VOTED FOR THE ELECTION OF THE DIRECTOR NOMINEES, FOR THE APPROVAL OF THE AMENDMENT TO THE COMPANY'S AMENDED AND
RESTATED CERTIFICATE OF INCORPORATION, FOR THE APPROVAL OF THE AMENDMENTS TO THE 2001 LONG-TERM INCENTIVE PLAN, AND FOR THE
RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE INDEPENDENT AUDITORS OF THE COMPANY.


Signature                                                                                                      DATED           ,2002
          ----------------------------------------------  ----------------------------------------------------       ----------
                                                                         SIGNATURE IF HELD JOINTLY

NOTE: (Please date, sign as name appears above, and return promptly. If the Shares are registered in the names of two or more persons, each should sign. When signing as Corporate Officer, Partner, Executor, Administrator, Trustee or Guardian, please give full title. Please note any changes in your address alongside the address as it appears in the proxy.)
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